EXHIBIT 99.1



                     US AIRWAYS-UNITED AIRLINES MERGER
                   RECEIVES EUROPEAN COMMISSION APPROVAL

         ARLINGTON, Va., Jan. 12, 2001 - US Airways Chairman Stephen M. Wolf said today that the approval of the US Airways-United Airlines merger by the European Commission represents a significant step forward.

         "Today's approval by the European Commission is a very significant step forward. The Commission conducted a very thorough review, and we appreciate the swiftness of its approval," Wolf said.

         The proposed US Airways-United merger also is under review by the U.S. Department of Justice Antitrust Division. US Airways and United have had a number of discussions with Department officials and the review process is expected to be complete on or before April 2. The parties also are working closely with representatives of the States' Attorneys General on their separate review process.

         The European Commission is the pan-European body that administers regulations on behalf of the European Union countries. The Commission's Competition Directorate conducted the review of the US Airways-United merger.